Exhibit 16
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[PricewaterhouseCoopers Logo Omitted]

                                                    PricewaterhouseCoopers LLP
                                                    One North Wacker
                                                    Chicago, IL 60606
                                                    Telephone (312) 298 2000
                                                    Facsimile (312) 298 2001
                                                    www.pwc.com





March 4, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Chicago Rivet & Machine Co. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 4, 2005. We agree with the statements concerning our Firm in such Form 8-K. However, PricewaterhouseCoopers LLP makes no comment whatsoever regarding actions by the Company's Audit Committee in securing the services of another independent registered public accounting firm.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP